\

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

 Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 20, 2000

                           SpectraSite Holdings, Inc.
                   ------------------------------------------
             (Exact name of Registrant as specified in its charter)

                                    Delaware
                              --------------------
         (State or other jurisdiction of incorporation or organization)



                               0-27217 56-2027322
                        ------------- -------------------
        (Commission File Number) (I.R.S. Employer Identification Number)

                            100 Regency Forest Drive
                                    Suite 400
                           Cary, North Carolina 27511
               ------------------------------------ -------------
               (Address of principal executive offices) (Zip Code)

                                 (919) 468-0112
                             -----------------------
              (Registrant's telephone number, including area code)

Item 5.           Other Events.

         On November 20, 2000, SpectraSite Holdings, Inc. completed a private placement of $200 million aggregate principal amount of its 6 3/4% senior convertible notes due 2010 pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended. Each note is convertible into SpectraSite's common stock at a conversion price of $21.5625 per share, subject to adjustment in certain events. SpectraSite received net proceeds from this offering of approximately $193.5 million, assuming that the placement agent does not exercise its option to purchase an additional $30 million principal amount of the notes and after deducting the placement agent's discount and offering expenses. SpectraSite expects to use these proceeds for general corporate purposes, including capital expenditures and to fund, in part, the acquisition of leasehold and subleasehold interests in tower assets from affiliates of SBC Communications. SpectraSite also agreed to file a shelf registration statement covering the resale of the notes and the common stock issuable upon conversion of the notes. Copies of the indenture, form of note and registration rights agreement are being filed with this report as Exhibits 4.1, 4.2 and 4.3 respectively.

         On November 20, 2000, SpectraSite completed the private sale of 4,000,000 shares of its common stock to Trimaran Fund II, L.L.C. and certain other investors participating in the Trimaran investment program. The Trimaran investors also received warrants to purchase up to an additional 1.5 million shares of common stock and certain registration rights, including the right to a resale shelf registration and one demand registration. The requisite stockholders party to our stockholders' agreement are expected to approve an amendment to that agreement to provide that so long as the Trimaran investors and Canadian Imperial Bank of Commerce and their respective affiliates own collectively 5% or more of SpectraSite's outstanding stock, Caravelle Investment Fund, L.L.C. and affiliates of Canadian Imperial Bank of Commerce will have the right to designate a representative to attend the meetings of SpectraSite's board of directors as an observer. SpectraSite expects to use the $75 million of proceeds from the Trimaran investment to partially fund the initial closing of the SBC tower transaction and for general corporate purposes. Copies of the registration rights agreement, warrant agreement, purchase agreement and stockholders' agreement amendment are being filed with this report as Exhibits 4.4, 4.5, 4.6 and 10.1, respectively.


Item 7.           Financial Statements and Exhibits.


         (a)      Financial statements of businesses acquired.

                           None.

         (b)      Pro forma financial information.

                           None.

         (c)      Exhibits.

                  4.1 Indenture, dated as of November 20, 2000, between SpectraSite Holdings, Inc. and United States Trust Company of New York, as trustee.

                  4.2      Form of Note (contained in Exhibit 4.1 hereto as
                           Exhibit A).

                  4.3 Registration Rights Agreement, dated as of November 20, 2000, between SpectraSite Holdings, Inc. and Morgan Stanley & Co. Incorporated.

                  4.4 Registration Rights Agreement, dated as of November 20, 2000, among SpectraSite Holdings, Inc. and Trimaran Fund II, L.L.C., Trimaran Capital, L.L.C., Trimaran Parallel Fund II, L.P., CIBC Employee Private Equity Fund (Trimaran) Partners and CIBC World Markets of Ireland Limited.

                  4.5 Warrant Agreement, dated as of November 20, 2000, between SpectraSite Holdings, Inc. and First Union National Bank, as Warrant Agent.

                  4.6 Amendment No. 1 to the Third Amended and Restated Stockholders' Agreement, dated as of November 20, 2000.

                  10.1 Purchase Agreement, dated as of November 20, 2000, among SpectraSite Holdings, Inc. and Trimaran Fund II, L.L.C., Trimaran Capital, L.L.C., Trimaran Parallel Fund II, L.P., CIBC Employee Private Equity Fund (Trimaran) Partners and CIBC World Markets of Ireland Limited.

                                                    SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                SPECTRASITE HOLDINGS, INC.


         Dated:  November 21, 2000           By: /s/ David P. Tomick
                                                --------------------------------

                                                    David P. Tomick
                                                    Executive Vice President and
                                                    Chief Financial Officer